                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 2, 1996


                           PRENTISS PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)


                                   Maryland
                        (State or Other Jurisdiction of
                        Incorporation or Organization)


       1-14516                                           75-2661588
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



          3890 West Northwest Highway, Suite 400, Dallas, Texas 75220
             (Address of Registrant's Principal Executive Office)


                                (214) 654-0886
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition of Assets
------

     On April 2, 1997, Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") of which Prentiss Properties Trust (the "Company") serves as the sole general partner (through a wholly-owned subsidiary) and owns an approximate 86.0% interest, completed an acquisition of six Class "A" suburban office buildings in suburban Sacramento, California (the "Natomas Properties"). The buildings total 564,606 square feet and are located two miles from the state capital and have freeway access and visibility along Interstate 5, California's main north-south artery.

     The buildings were purchased for a purchase price of approximately $78.7 million. The purchase price was paid primarily through borrowings under the Company's line of credit provided by Bank One, Texas, N.A. and NationsBank of Texas, N.A. with additional funds obtained pursuant to a mortgage loan the Company entered into with an affiliate of Lehman Brothers Inc.

     The properties were acquired pursuant to Agreements of Sale entered into between Prentiss Properties Acquisition Partners, L.P. ("Purchaser") and 1740 Creekside Oaks Investors, 1750 Creekside Oaks Investors, 1760 Creekside Oaks Investors, 2525 Natomas Investors, Rivercity Bank, and 2495 Natomas Investors (collectively, the "Seller").

Item 7.  Financial Statements, Pro Forma Financial Information
------

Financial Statements and Pro forma Financial Information

     Audited financial information will be provided for the periods specified under Rule 3-14 of Regulation S-X within sixty days of this report. Pro forma financial information for the Company will also be provided at that time.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        PRENTISS PROPERTIES TRSUT


Date:  April 16, 1997                   By:  /s/ Thomas P. Simon
                                           -----------------------------------
                                                 Thomas P. Simon
                                                 Vice President

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